Exhibit 24.1

STERIS plc

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of STERIS plc, a public limited company organized under the laws of England and Wales (the “Registrant”), does hereby constitute and appoint each of Walter M Rosebrough, Jr., Michael J. Tokich, and J. Adam Zangerle, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s ordinary shares, par value £0.01 per share, issuable in connection with the STERIS plc 2006 Long-Term Equity Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 25th day of October, 2016.

Signature	Title

/s/ Walter M Rosebrough, Jr. Walter M Rosebrough, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael J. Tokich Michael J. Tokich	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ John P. Wareham John P. Wareham	Chairman and Director

/s/ Richard C. Breeden Richard C. Breeden	Director

/s/ Cynthia L. Feldmann Cynthia L. Feldmann	Director

/s/ Jacqueline B. Kosecoff Jacqueline B. Kosecoff	Director

/s/ David B. Lewis David B. Lewis	Director

Signature	Title

/s/ Sir Duncan K. Nichol Sir Duncan K. Nichol	Director

/s/ Mohsen M. Sohi Mohsen M. Sohi	Director

/s/ Richard M. Steeves Richard M. Steeves	Director

/s/ Loyal W. Wilson Loyal W. Wilson	Director

/s/ Michael B. Wood Michael B. Wood	Director